   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          FIRST CONSULTING GROUP, INC.

             (Exact name of registrant as specified in its charter)

            DELAWARE                             8742                            95-3539020
 (State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer Identification
 incorporation or organization)       Classification Code Number)                  Number)

                           --------------------------

                            111 WEST OCEAN BOULEVARD
                                   4TH FLOOR
                              LONG BEACH, CA 90802
                                 (562) 624-5200

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                               LUTHER J. NUSSBAUM
                            EXECUTIVE VICE PRESIDENT
                          FIRST CONSULTING GROUP, INC.
                            111 WEST OCEAN BOULEVARD
                                   4TH FLOOR
                              LONG BEACH, CA 90802
                                 (562) 624-5200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

            ALAN C. MENDELSON, Esq.                            BROOKS STOUGH, Esq.
            PATRICK A. POHLEN, Esq.                         JEFFREY P. HIGGINS, Esq.
              Cooley Godward LLP                       Gunderson Dettmer Stough Villeneuve
             Five Palo Alto Square                          Franklin & Hachigian, LLP
              3000 El Camino Real                            155 Constitution Drive
           Palo Alto, CA 94306-2155                           Menlo Park, CA 94025
                (650) 843-5000                                   (650) 321-2400

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED         REGISTERED(1)          SHARE(2)            PRICE(2)             FEE(3)
Common Stock, $.001 par value per
 share..............................       768,089              $13.00            $9,985,157          $2,946.00

(1) Includes 115,213 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to rule 457(a).

(3) 3,846,153 shares were registered under SEC File No. 333-41121, of which a filing fee of $15,151.00 was previously paid with the earlier registration statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement relates to the initial public offering of Common Stock of First Consulting Group, Inc. contemplated by a Registration Statement on Form S-1, Securities and Exchange Commission File No. 333-41121 (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such offering by 652,876 shares plus up to 115,213 additional shares that may be sold pursuant to the Underwriters' over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, First Consulting Group, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf, by the undersigned, thereunto duly authorized, in the City of Long Beach, County of Los Angeles, State of California, on February 13, 1998.

                                FIRST CONSULTING GROUP, INC.

                                By:                      *
                                     -----------------------------------------
                                                   James A. Reep
                                       CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                          TITLE                     DATE
----------------------------------  ----------------------------  ------------------

                *                   Chairman, Chief Executive
----------------------------------    Officer and President
          James A. Reep               (PRINCIPAL EXECUTIVE        February 13, 1998
                                      OFFICER)

                *                   Chief Financial Officer and
----------------------------------    Vice President (PRINCIPAL
          Thomas A. Reep              FINANCIAL AND ACCOUNTING    February 13, 1998
                                      OFFICER)

                *
----------------------------------  Director                      February 13, 1998
           Steven Heck

                *
----------------------------------  Director                      February 13, 1998
          Steven Lazarus

                *
----------------------------------  Director                      February 13, 1998
        Stanley R. Nelson

                *
----------------------------------  Director                      February 13, 1998
        Luther J. Nussbaum

                *
----------------------------------  Director                      February 13, 1998
         Stephen E. Olson

                *
----------------------------------  Director                      February 13, 1998
         Scott S. Parker

                *
----------------------------------  Director                      February 13, 1998
          Jack O. Vance

      /s/ LUTHER J. NUSSBAUM                                      February 13, 1998
----------------------------------
        Luther J. Nussbaum
        ATTORNEY-IN-FACT+

------------------------

+ Power of Attorney set forth in the Registration Statement on Form S-1 of the Registrant, File No. 333-41121, filed on November 26, 1997.

                                 EXHIBIT INDEX

                                                                                                         SEQUENTIALLY
 EXHIBIT NO.                                        DESCRIPTION                                          NUMBERED PAGE
-------------  -------------------------------------------------------------------------------------  -------------------
       1.1*    Underwriting Agreement.

       5.1     Opinion of Cooley Godward LLP.

      23.1     Consent of Grant Thornton LLP, Certified Public Accountants.

      23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1).

      24.1*    Power of Attorney.

------------------------

* Incorporated by reference from the Registration Statement on Form S-1 of the Registrant, File No. 333-41121.